UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 19, 2024 (April 17, 2024)
ADOBE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ADBE	NASDAQ Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Amendment and Restatement of 2019 Equity Incentive Plan

On April 17, 2024, at the 2024 Annual Meeting of Stockholders (the "Annual Meeting") of Adobe Inc. (the "Company"), the Company’s stockholders approved the Adobe Inc. 2019 Equity Incentive Plan, as amended (the “2019 Plan”), to increase the available share reserve by 5 million shares as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 1, 2024 (“Proxy Statement”). The amended 2019 Plan previously had been approved, subject to stockholder approval, by the Company's Executive Compensation Committee of the Board of Directors.

A summary of the 2019 Plan is set forth in our Proxy Statement. That summary and the foregoing description of the 2019 Plan are qualified in their entirety by reference to the text of the 2019 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, held on April 17, 2024, the Company’s stockholders approved proposals one through four and did not approve proposals five through six listed below. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the Company’s Proxy Statement.

1.  Elect twelve members of the Board of Directors, each to serve for a one-year term:

	Votes	Votes		Broker
Name	For	Against	Abstentions	Non-Votes
Cristiano Amon	347,367,530	3,396,166	472,632	41,212,582
Amy Banse	318,999,518	31,780,527	456,283	41,212,582
Brett Biggs	348,478,059	2,251,571	506,698	41,212,582
Melanie Boulden	342,825,267	7,925,252	485,809	41,212,582
Frank Calderoni	331,877,429	18,670,790	688,109	41,212,582
Laura Desmond	338,017,143	12,759,348	459,837	41,212,582
Shantanu Narayen	323,396,504	26,202,235	1,637,589	41,212,582
Spencer Neumann	347,687,557	3,049,198	499,573	41,212,582
Kathleen Oberg	339,002,544	11,767,492	466,292	41,212,582
Dheeraj Pandey	348,553,498	2,203,643	479,187	41,212,582
David Ricks	341,654,881	9,100,579	480,868	41,212,582
Daniel Rosensweig	335,136,045	15,611,712	488,571	41,212,582

2. Approve the 2019 Plan to increase the available share reserve by 5 million shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
335,547,478	15,057,959	630,891	41,212,582

3.  Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on November 29, 2024.

Votes For	Votes Against	Abstentions
363,835,110	27,982,914	630,886

4.  Approve, on an advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
297,271,103	53,038,028	927,197	41,212,582

5. Vote upon a stockholder proposal concerning a mandatory director resignation policy.

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,382,619	277,939,473	1,914,236	41,212,582

6. Vote upon a stockholder proposal concerning a report on hiring of persons with arrest or incarceration records.

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,817,273	295,597,245	7,821,810	41,212,582

Item 9.01 Financial Statements and Exhibits.

 (d)    Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Number	SEC File No.	Filed Herewith

10.1	2019 Equity Incentive Plan, as amended					X

104	Cover Page Interactive Data File (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE INC.

Date: April 19, 2024	By:	/s/ Dana Rao
Dana Rao
Executive Vice President, General Counsel & Chief Trust Officer and Corporate Secretary

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